EXHIBIT 4.1

                             SHARE PLEDGE AGREEMENT

                  SHARE PLEDGE AGREEMENT (this "Pledge Agreement"), dated as of June 28, 1999, by and among Statia Terminals Antilles N.V., a company incorporated under the laws of the Netherlands Antilles having its corporate seat in Curacao ("Statia Antilles"), Statia Terminals Delaware, Inc. ("STDI", and collectively with Statia Antilles, the "Pledgors") and HSBC Bank USA (formerly known as Marine Midland Bank), a New York banking corporation and trust company having its registered office at 140 Broadway, 12th Floor, New York, NY 10005-1180, as Trustee (in such capacity and together with any successors and assigns in such capacity, "Pledgee") pursuant to the Indenture (as hereinafter defined) and the Additional Lender Intercreditor Agreement as defined in the Indenture, if any.

                              W I T N E S S E T H :

                  WHEREAS, Statia Terminals International N.V. ("Statia International"), a company incorporated under the laws of the Netherlands Antilles, Statia Terminals Canada Incorporated (together with Statia International hereafter collectively referred to as the "Issuers"), STDI, as Subsidiary Guarantor, the other Subsidiary Guarantors parties thereto and Pledgee have entered into a certain indenture, dated as of November 27, 1996 (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture") pursuant to which the Issuers issued 11 3/4% first mortgage notes due 2003 (the "Notes"), in the aggregate principal amount of US$135,000,000;

                  WHEREAS, Statia Antilles has executed a Guarantee, dated as of June 28, 1999, pursuant to which it has guaranteed payment of the Notes;

                  WHEREAS, it is contemplated that the Issuers may, after the date thereof, incur certain additional indebtedness ("Additional Secured Indebtedness") in accordance with the provisions of Section 4.04 and Section
4.14 of the Indenture which shall be equally and ratably secured by the Pledged Collateral (as hereinafter defined);

                  WHEREAS, the Issuers, STDI, as Subsidiary Guarantor, the other Subsidiary Guarantors and Pledgee have entered into that certain Fourth Amendment to Indenture and Consent Under Securities Pledge Agreements, dated as of April 26, 1999, in connection with the transfer of all of the shares of capital stock held by Statia Terminals Corporation N.V. of Saba Trust Company N.V., Bicen Development Corporation N.V. and Statia Terminals N.V. by Statia Terminals Corporation N.V. to Statia International and thereafter to Statia Antilles, and such shares were thereafter so transferred;

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                  WHEREAS, the Pledgors are entering into this Pledge Agreement with Pledgee acting for the benefit of itself, the holders of the Notes and the holders of Additional Secured Indebtedness (collectively the "Secured Parties") for the purpose, among other things, of securing and providing for the payment of all amounts of principal, premium, if any, interest, costs, charges, fees, expenses, commissions, reimbursements, indemnities and all other amounts from time to time due and payable by the Pledgors to the Secured Parties (whether at stated maturity, by acceleration or otherwise, including, without limitation, the payments of interest and other amounts which would accrue and become due but for the filing of a petition in bankruptcy or the operation of any stay under any Bankruptcy Law (as defined in the Indenture)) under the Indenture, the Notes, this Pledge Agreement, and any other instrument governing the obligations of the Pledgors with respect to the Additional Secured Indebtedness (the "Additional Indebtedness Instrument", together with the Indenture, the Notes, and this Pledge Agreement collectively the "Secured Instruments"), as well as the performance and payment of all other obligations and liabilities, now existing or hereafter arising whatsoever which are now or at any time hereafter may be or become due, owing or payable under any of the Secured Instruments, in any form or currency, to the Secured Parties by the Pledgors, actually or contingently, solely or jointly and/or severally with another or others, as principal or surety, or by virtue of any current or other account in connection with any advance, loan, credit, instrument, guarantee or indemnity made or issued to, for or at the request of the Pledgors pursuant to any Secured Instrument and costs, for the purpose hereof including, but not limited to, costs of collection of any amount due to the Secured Parties (collectively, the "Secured Obligations");

                  WHEREAS, the Indenture is governed by the laws of the State of New York;

                  WHEREAS, each Pledgor is of the opinion that the execution and delivery of this Agreement and the performance of its obligations hereunder is in its corporate interest and does not prejudice the rights of its creditors;

                  NOW, THEREFORE, in consideration of the foregoing premises each Pledgor agrees with Pledgee as follows:

                  Section 1. DEFINITIONS. Capitalized terms used herein and not defined shall have the meanings assigned to them in the Indenture.

                  Section 2. OBLIGATIONS OWED TO PLEDGEE AS TRUSTEE.

                  2.1 In order to ensure that a valid pledge is created pursuant to this Pledge Agreement, each Pledgor hereby agrees and covenants with Pledgee that it shall (i) pay to Pledgee (as and when due by such Pledgor in accordance with the provisions of the applicable Secured Instruments) all amounts of money due and payable to the holders of the Notes and to the holders of the Additional Secured Indebtedness under their respective Secured Instruments, in order to permit Pledgee to make the payments required under the applicable Secured

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Instrument, as and when due, to the holders of the Notes and to the holders of
Additional Secured Indebtedness, and (ii) perform all of its other obligations to the holders of the Notes and the holders of the Additional Secured Indebtedness in accordance with their respective Secured Instruments. The agreements, covenants and obligations of the Pledgors set forth in the immediately preceding sentence shall hereinafter be referred to as the "Debtholder Obligations". It is the intention of the parties that the Debtholder Obligations shall be identical and equal, but alternative to the obligations of the Pledgors to the holders of the Notes and to the holders of Additional Secured Indebtedness under their respective Secured Instruments.

                  2.2 Each of the Pledgors and the Pledgee agree and acknowledge that the Debtholder Obligations are obligations and liabilities of each such Pledgor to the Pledgee, as trustee and paying agent, separate and independent from and without prejudice to the liabilities which each such Pledgor has or may have to the holders of the Notes and to the holders of the Additional Secured Indebtedness, PROVIDED that the total amount due and payable under the Debtholder Obligations shall be decreased to the extent that such Pledgor shall have paid any amounts to the Pledgee, which are due, payable and owing to any holder of the Notes and any holder of Additional Secured Indebtedness in accordance with their respective Secured Instruments.

                  2.3 In connection with the performance of the provisions of this Pledge Agreement, the Pledgee (in its capacity as Trustee) shall have the duties, and shall be entitled to the benefits, set forth in the Indenture and/or the Additional Lender Intercreditor Agreement, if any, all to the extent permitted by applicable law.

                  2.4 The relationship of the holders of the Notes, the holders of Additional Secured Indebtedness and the Pledgee are or will be, as the case may be, governed by the Indenture and the applicable Intercreditor Agreements, which are or will be, as the case may be, governed by and construed in accordance with the laws of the State of New York.

                  Section 3.  PLEDGE.

                  3.1 In order to secure and to provide for the payment and performance when due of all Secured Obligations, each Pledgor hereby grants and, in the case of Pledged Collateral hereafter acquired or obtained, agrees to grant to Pledgee for the benefit of the Secured Parties and Pledgee hereby accepts from each such Pledgor a first right of pledge ("eerste pandrecht") (the "Pledge"), to all of the right, title and interest of each such Pledgor in, to and over the following whether now existing or hereafter acquired (collectively, the "Pledged Collateral"):

                  (i) all issued and outstanding common shares (Common B-shares) of Statia Terminals N.V. ("Terminals"), a company incorporated under the laws of the Netherlands Antilles, all issued and outstanding shares of Saba Trust Company N.V. ("Saba"), a company incorporated under the laws of the Netherlands Antilles, and all issued and outstanding shares of Bicen Development Companies N.V. ("Bicen"), a company incorporated under the laws of the Netherlands Antilles (together with Terminals and Saba, hereinafter referred to as the "Companies"), all as listed in
         Schedule I hereto (the "Pledged Shares");

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                  (ii) all additional shares of capital stock of the Companies from time to time acquired by such Pledgors in any manner (including, without limitation) all stock dividends, bonus shares, rights of issue, options and warrants at any time and from time to time received, receivable or otherwise distributed with respect to the Pledged Shares and all issued and outstanding shares of capital stock or other equity interests of each other Netherlands Antilles Person which, after the date hereof, is or becomes, as a result of any occurrence, a Restricted Subsidiary of either Pledgor (collectively the "Additional Shares");

                  (iii) dividends, cash, distributions from retained earnings, returns of paid up nominal share capital, return of paid in capital surplus income, profits and other property, interests or proceeds at any time and from time to time received, receivable or otherwise distributed with respect to the Pledged Shares and Additional Shares (the "Distributions");

                  (iv) all interest of such Pledgors in the entries on the books of any financial intermediary pertaining to the Pledged Collateral; and

                  (v) (a) any and all proceeds of any insurance (except payments made to a Person which is not a party to this Pledge Agreement), indemnity, warranty or guarantee payable to Pledgee or to such Pledgors from time to time with respect to any of the Pledged Collateral, (b) payments (in any form whatsoever) made or due and payable to such Pledgors from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Pledged Collateral by any governmental authority (or any Person acting under color of governmental authority), (c) instruments representing obligations to pay amounts in respect of Pledged Shares,
         (d) products of the Pledged Collateral, and (e) other amounts from time to time paid or payable under or in connection with any of the Pledged Collateral.

                  Section 4.  NOTIFICATION; DELIVERY OF PLEDGED COLLATERAL.

                  4.1 The Pledge granted hereunder has been notified to and acknowledged by the Companies as set forth in Schedule II. Upon acquisition by either Pledgor of any and all Additional Shares, such Pledgor shall cause the Pledge granted hereunder to be notified to and acknowledged by the Companies or the issuer of such Additional Shares, as the case may be, and with due observance to the provisions of this Section 4.

                  4.2 Immediately upon this Pledge Agreement becoming effective with respect to the Pledged Shares and promptly upon each receipt or acquisition thereof with respect to Additional Shares, the Pledgors will deliver or cause to be delivered to the Pledgee a duly authenticated extract from the register of shareholders of the Companies and any issuer of Additional Shares evidencing the entry in such register of the Pledge granted hereunder, and if in respect of any one or more of the Pledged Shares or Additional Shares, as the case may be, share certificates have been issued, the Pledgors shall in addition deliver to the Pledgee the originals of such share certificates, duly endorsed to evidence the Pledge granted hereunder. All Pledged Shares and Additional Shares shall be in suitable form for transfer by delivery or shall be

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accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance necessary or appropriate to complete the Pledge and give the Pledgee the right to transfer the Pledged Shares and Additional Shares under the terms hereof.

                  4.3 Each Pledgor shall, upon obtaining any Additional Shares of any Person, promptly (and in any event within five Business Days) deliver to Pledgee a pledge amendment, duly executed by such Pledgor, in substantially the form of Schedule III hereto (each, a "Pledge Amendment"), in respect of the additional Pledged Shares which are to be pledged pursuant to this Pledge Agreement, and an acknowledgment of such Pledge Amendment by the Companies or the issuer of such Additional Shares, as the case may be, confirming the Pledge hereby created on and in respect of such Additional Shares. The Pledgors hereby authorize Pledgee to attach each Pledge Amendment to this Pledge Agreement and agree that all Additional Shares listed on any Pledge Amendment delivered to Pledgee shall for all purposes hereunder be considered Pledged Collateral from and after the date of such Pledge Amendment.

                  4.4 Each Pledgor shall further promptly (and in any event within five Business Days) upon obtaining any Additional Shares, deliver to Pledgee written notice that such Pledgor is delivering all documents evidencing or representing the Pledged Collateral, if any, to the Pledgee, at its offices or in deposit with another institution at such place or places as the Pledgee may from time to time elect, and all such documents shall be held subject to the terms, covenants and conditions herein set forth. Neither the Pledgee nor any director, officer or employee of the Pledgee, shall be liable for any action taken or omitted to be taken by it or them relative to any of such documents except for its or their own gross negligence, willful misconduct, or bad faith and the Pledgee shall not be liable for any action or omission to act on the part of any agent appointed and selected by the Pledgee with reasonable care to act with respect to such documents (or any part thereof).

                  Section 5.  VOTING RIGHTS; DISTRIBUTIONS.

                  5.1 Pledgee shall have the voting rights and other consensual rights and powers pertaining to the Pledged Collateral or any part thereof, except that Pledgee hereby authorizes, and grants power of attorney to the Pledgors to exercise, so long as no Event of Default shall have occurred and be continuing, any and all of such voting and/or consensual rights and powers relating or pertaining to the Pledged Collateral or any part thereof, for any purpose not inconsistent with the terms or purpose of this Pledge Agreement, the Indenture and the applicable Secured Instrument, PROVIDED, HOWEVER, that the Pledgors shall not (i) exercise such rights which may have an adverse effect on the value of the Pledged Collateral or the pledge granted by this Pledge Agreement and (ii) without the prior written approval of the Pledgee, vote in respect of any one or more of the Pledged Shares or Additional Shares in favor of a proposal (x) to amend the Articles of Association of the Companies or any other issues of Additional Shares or (y) to dissolve and liquidate the Companies or any other issuer of Additional Shares or (z) to issue any shares in addition to or in substitution for the Pledged Shares or any Additional Shares or to re-issue shares that have been repurchased, except in accordance with the provisions of section 6.2 hereof.

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                  5.2 So long as no Event of Default shall have occurred and subject to and in accordance with the provisions of the Indenture, the Pledgors shall be entitled to receive, retain and utilize the Distributions, free from the Pledge hereby created; PROVIDED, HOWEVER, that (i) such Distributions are made in accordance with the provisions of this Pledge Agreement and the Indenture and (ii) any and all such Distributions consisting of rights or interests in the form of securities shall be, and shall be forthwith delivered to Pledgee to hold as Pledged Collateral and shall, if received by either Pledgor, be received for the benefit of Pledgee, be segregated from the other property or funds of such Pledgor, and be forthwith delivered to Pledgee as Pledged Collateral in the same form as so received (with any necessary or appropriate endorsement).

                  5.3 Upon the occurrence and during the continuance of an Event of Default, all rights of the Pledgors to exercise the voting and/or consensual rights and powers which they are entitled to exercise pursuant to Section 5.1 shall cease, and all such rights shall thereupon be exercised by the Pledgee in accordance with Section 5.5, which shall have the sole and exclusive right and authority to exercise the voting and/or consensual rights and powers relating or pertaining to the Pledged Collateral or any part thereof.

                  5.4 Upon or at any time after the occurrence of an Event of Default, the Pledgors' rights to receive Distributions in accordance with
Section 5.2, shall automatically cease and the Pledgee shall be entitled to, and shall have the right to collect, any and all Distributions, provided that the Pledgee shall at its option apply any and all cash amounts so collected to satisfy the Secured Obligations, to the fullest extent permitted by Netherlands Antilles law or hold such Distributions as Pledged Collateral. Any Distributions in the form of non-cash assets shall be received subject to the Pledge hereby created to the fullest extent permitted by or possible under Netherlands Antilles law or any other law governing such assets or the creation of an encumbrance thereover. Without limiting the generality of the immediately preceding sentence, each Pledgor shall, at its sole cost and expense, from time to time execute and deliver to Pledgee any and all documents necessary or appropriate to confirm and protect the Pledge granted or purported to be granted in the Distributions as contemplated in this Section 5.4 and to enable Pledgee to exercise and enforce its rights and remedies with respect thereto.

                  5.5 Pledgee shall have no responsibility to the Pledgors or any other Person for its exercise or failure to exercise such voting or consensual rights and powers.

                  5.6 A notice from the Pledgee to the Companies or other issuer of Additional Shares with a copy to each Pledgor stating that an Event of Default has occurred shall be sufficient for the Companies or other issuer of Additional Shares to accept the Pledgee as being exclusively entitled to (i) the voting and/or consensual rights and powers which it is entitled to exercise pursuant to Section 5.1 and (ii) receive and collect the Distributions. The Pledgee shall remain entitled to exercise such powers and rights and receive such Distributions and the Companies or other issuer of Additional Shares shall accept the Pledgee as being exclusively entitled to such powers and rights and receive such Distributions until the earlier of (i) a notice of termination of the Event of Default from the Pledgee to the Companies or other issuer of Additional Shares or (ii) a decision by a competent court that no Event of Default exists.

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                  Notwithstanding the provisions of this Section 5.6, each
Pledgor shall (at its sole cost and expense) from time to time execute and deliver to Pledgee appropriate instruments as Pledgee may reasonably request in order to permit Pledgee to exercise its voting and consensual and other rights which it may be entitled to exercise and to receive all Distributions which it may be entitled to receive under this Section 5.

                  Section 6.  TRANSFERS AND OTHER LIENS.

                  6.1 The Pledgors shall not (i) sell, pledge, convey, assign or otherwise dispose of, or grant any option, right or warrant with respect to, any of the Pledged Collateral except as permitted by the Indenture, (ii) create or permit to exist any Lien upon or with respect to any Pledged Collateral other than the Pledge granted to Pledgee under this Pledge Agreement, or (iii) permit the Companies or any other issuer of Additional Shares to merge, consolidate or change its legal form, unless all of the outstanding capital stock or partnership interests of the surviving or resulting corporation or partnership as the case may be is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of outstanding shares or partnership interests of any other constituent corporation or partnership.

                  6.2 Each Pledgor shall (i) cause each issuer of the Pledged Collateral not to issue any shares in its capital stock or other securities in addition to or in substitution for the Pledged Shares and Additional Shares issued by such issuer, except to such Pledgor and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of capital stock or other equity securities of the issuer of the Pledged Collateral which are required to be pledged hereunder.

                  Section 7.  REPRESENTATIONS, WARRANTIES AND COVENANTS.

                  7.1 Each Pledgor represents, warrants and covenants to the Pledgee as follows:

                  (a) ENFORCEABILITY; NO FILINGS. This Pledge Agreement has been duly executed and delivered by such Pledgor and constitutes the valid and legally binding obligation of such Pledgor, enforceable against such Pledgor in accordance with its terms. This Pledge Agreement creates a valid first priority pledge ("EERSTE PANDRECHT") on the Pledged Collateral. No filings, registrations or recordings are necessary or appropriate to create, preserve and protect the Pledge granted by such Pledgor to Pledgee pursuant to this Pledge Agreement, other than the registration of the Pledge in the register of shareholders of the Companies or of the issuer of Additional Shares pursuant to Section 4.2 hereof.

                  (b) AUTHORITY; NO CONFLICT. Each Pledgor has the requisite corporate power, authority and legal right to pledge and grant the Pledge hereunder in all the Pledged Collateral and there is no law, regulation, provision having the force of law on such Pledgor, judicial order, security right, contract, agreement or other instrument binding on such Pledgor or affecting such Pledgor'S properties, or any impediment or disability

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         which would conflict with or in any way prevent the execution, delivery or performance by such Pledgor or the enforcement against such Pledgor of this Pledge Agreement.

                  (c) NO CONSENTS. All authorizations, approvals, consents, permissions of, or other action by or notice or filings with, any governmental authorities (including exchange controls) or any other Persons which are required to be obtained, taken, or made (i) in connection with the execution and delivery by such Pledgor of this Pledge Agreement and the performance by such Pledgor of the Secured Obligations or (ii) for the exercise by Pledgee of its rights and remedies hereunder have been duly obtained, taken, or made and are in full force and effect.

                  (d) NO LIEN. Each Pledgor holds and, in the case of Pledged Collateral acquired or obtained hereafter to the extent applicable, shall at all times hold title to the Pledged Collateral subject to no Lien other than the Pledge created hereby. Each Pledgor is, and at the time of delivery of the Pledged Collateral to Pledgee in accordance with Sections 4 and 14 of this Pledge Agreement will be, the sole legal and beneficial owner of the Pledged Collateral. All Pledged Collateral is on the date hereof, and, in the case of Pledged Collateral acquired or obtained hereafter, will be, so owned by such Pledgor free and clear of any Lien except for the Lien granted to Pledgee pursuant to this Agreement.

                  (e) DUE AUTHORIZATION AND ISSUANCE. All of the Pledged Shares have been and the Additional Shares will be duly authorized and validly issued and fully paid and nonassessable.

                  (f) PRINCIPAL PLACE OF BUSINESS. The principal place of business of Statia Antilles is located at c/o Covenant Managers N.V., LB Smithplein 5, Curacao, Netherlands Antilles. The principal place of business of STDI is 306 South State Street, Dover, Delaware. Neither Pledgor shall move its principal place of business except to such new location as such Pledgor may establish in accordance with the last sentence of this subsection. Neither Pledgor shall establish a new location for its chief executive office nor shall it change its name until (i) it shall have given Pledgee not less than forty-five (45) days prior written notice of its intention so to do, clearly describing such new location or name and providing such other information in connection therewith as Pledgee may request, and (ii) with respect to such new location or name, such Pledgor shall have taken all action necessary or required by any and all existing or future laws, or as Pledgee shall from time to time reasonably request, to maintain the validity and priority of the Pledge granted hereby.

                  (g) PLEDGED COLLATERAL. Schedule I sets forth an accurate and complete description of all of the outstanding capital stock of each Restricted Subsidiary of the Issuers owned by the Pledgors as of the date hereof and all information set forth herein and on such Schedule relating to the Pledged Collateral is accurate and complete in all respects.

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                  (h) NO OPTIONS, WARRANTS, ETC. There are no options, warrants, calls, rights, commitments or agreements of any character to which the Pledgors are party or by which they are bound obligating the Pledgors to issue, deliver or sell or cause to be issued, delivered or sold, additional Pledged Shares or obligating such Pledgors to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no voting trusts or other agreements or understandings to which the Pledgors are party with respect to the voting of the capital stock of any issuer of the Pledged Shares.

                  (i) GENERAL. To the extent not represented and warranted above:

                           (1) Each Pledgor has the full legal capacity ("IS
                   VOLLEDIG BESCHIKKINGSBEVOEGD") to pledge the Pledged Collateral in favor of Pledgee.

                           (2) Neither Pledgor has created in advance ("BIJ
                  VOORBAAT") a pledge which is still in existence on any of the Pledged Collateral in favor of any party, under the laws of the Netherlands Antilles or under the laws of any other jurisdiction.

                           (3) Neither Pledgor has created in advance ("BIJ
                  VOORBAAT") any other security interest, regardless of its form, which is still in existence, in the Pledged Collateral under the laws of the Netherlands Antilles or under the laws of any other jurisdiction.

                           (4) No right or charge, including but not limited to
                  any "limited right" ("BEPERKT RECHT") exists on or with respect to the Assets, except for the rights ("RECHTEN") of the Pledgors.

                           (5) The Pledged Collateral have not been attached
                  ("VRIJ VAN BESLAG").

                           (6) The Pledgors have not been dissolved and the
                  Companies have not been dissolved and no resolution to dissolve the Pledgors or the Companies has been adopted by its general meeting of shareholders.

                           (7) No depository receipts ("CERTIFICATEN") have been
                  issued for the Pledged Shares.

                           (8) Except as permitted or contemplated under the
                  Indenture, neither the Companies nor any Pledgor has entered into any agreement pursuant to which it is obliged to do anything which would cause the foregoing to be untrue and incorrect, nor has any agreement or other instrument been entered into or signed by the Pledgors or the Companies pursuant to which any of them has transferred or is obliged to transfer any rights attached to the Pledged Shares or any Additional Shares or pursuant to which any of them has granted options, warrants or similar rights with respect to the Pledged or Additional Shares.

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                           (9) Except as otherwise set forth in Schedule 7.1(h)
                  hereto, no resolution or other action has been adopted or taken by the Companies or its general meeting of shareholders to amend the articles of association of the Companies as at the date hereof.

                           (10) The Companies (other than the holder of Shares A
                  in the share capital of Terminals) have no shareholder(s) other than the Pledgors.

                           (11) At the date hereof the Pledgors are not entitled
                  to any rights to subscribe for shares in the share capital of the Companies, nor to any options, warrants, claim rights or similar rights.

                           (12) The attached copy of the shareholder register of
                  the Companies is complete and correct as at the date hereof.

                  Section 8.  REMEDIES.

                  8.1 Upon the occurrence of an Event of Default, Pledgee may, but shall not be obliged to, in addition to any other action permitted by law (and not limited in any manner to the remedies contained in the Notes, the Indenture or any other Secured Instrument), take one or more of the following actions, in accordance with the terms of and at the times specified in the Indenture and the Additional Lender Intercreditor Agreement, if any, whether or not it shall have resorted to any other property securing the Secured Obligations or shall have proceeded against any party liable for any of the Secured Obligations.

                  8.2 Upon the occurrence of an Event of Default, Pledgee may, to the fullest extent permitted by applicable law, (i) without notice (except as herein set forth), advertisement, hearing or process of law of any kind, sell any or all of the Pledged Collateral, at any public or private sale wherever held, without prejudice to the provisions of Sections 1180, 1181 and 1182 of the Civil Code of the Netherlands Antilles and (ii) retain and apply the Distributions received pursuant to Section 5.4 hereof to the Secured Obligations in accordance with Section 9 hereof. Each Pledgor agrees that, to the extent notice of sale shall be required by law, five (5) days notice to such Pledgor of the time and place of any public sale or the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. No notification need be given to such Pledgor if it has signed, after the occurrence of an Event of Default, an agreement renouncing or modifying any right to notification of sale or other intended disposition. Pledgee shall not be obligated to make any sale of the Pledged Collateral regardless of notice of sale having been given. Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. In connection with any sale, Pledgee shall have the right to impose such limitations and restrictions on the sale of the Pledged Collateral as Pledgee may deem to be necessary or appropriate to comply with any applicable law, rule or regulation having applicability to the sale, including, without limitation, restrictions on the number and qualifications of the offerees and purchasers and requirements for any necessary governmental approvals, and the Pledgee shall be authorized at any such sale (if it seems advisable to do so) to restrict the respective offerees and purchasers to persons who will represent and agree that they are purchasing securities included in the Pledged Collateral for their own account for investment and not with a view to the distribution or sale thereof in violation of applicable securities laws. Each Pledgor shall cooperate with the Pledgee in obtaining any necessary consents of any competent banking authority and agrees to cooperate with the Pledgee so that the sale of the Pledged Collateral does not violate any applicable securities laws. Without limiting the generality of the foregoing, each Pledgor will cause the Companies or any other issuer of Pledged Collateral to (a) register the offer and sale of any securities constituting the Pledged Collateral under such securities laws or (b) should Pledgee so request, provide Pledgee with such available material and financial and other information which counsel to Pledgee shall require in order to be able to give an opinion to the effect that the offer and sale of such Pledged Collateral does not require an effective registration statement under such securities laws whichever is requested by the Pledgee. Each Pledgor hereby expressly waives, to the fullest extent permitted by applicable law, (i) any and all notices (except as herein set forth), advertisements, hearings or process of law in connection with the exercise by the Pledgee of any of its rights and remedies hereunder and (ii) any claims against Pledgee arising by reason of the fact that the price at which any Pledged Collateral may have been sold at any private sale was less than the price which might have been obtained at a public sale, even if Pledgee accepts the first offer received and does not offer such Pledged Collateral to more than one offeree. Pledgee may be the purchaser of any or all of the Pledged Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of any purchase price for all or any portion of the Pledged Collateral sold at such sale, to use and apply any of the Secured Obligations owed to Pledgee as a credit on account of the purchase price of any Pledged Collateral payable by Pledgee at such sale. Each purchaser at any such sale shall acquire the property sold absolutely free from any claim or right on the part of the Pledgors, and each Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

                  Pledgee shall have the right, at any time upon the occurrence of an Event of Default and without notice to the Pledgors, to endorse, assign or otherwise transfer to or to register in the name of the Pledgee or any of its nominees any or all of the Pledged Collateral. In addition, Pledgee shall have the right at any time to exchange certificates representing or evidencing Pledged Collateral for certificates of smaller or larger denominations.

                  Section 9. APPLICATION OF PROCEEDS. The proceeds received by Pledgee in respect of any sale of, collection from or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by Pledgee of its remedies as a secured creditor as provided in Section 8 hereof shall be applied, together with any other sums then held by Pledgee pursuant to this Agreement, promptly by Pledgee in the manner set forth in the Indenture and/or the Additional Lender Intercreditor Agreement, if any.

                  Section 10. REASONABLE CARE. Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession, if any, if such Pledged Collateral is accorded treatment substantially equivalent to that which Pledgee, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that Pledgee shall have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not Pledgee has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any Person with respect to any Pledged Collateral.

                  Section 11. EXPENSES. The Pledgors will immediately upon demand pay to Pledgee, without duplication, the amount of any and all expenses, including the fees and expenses of its counsel (including, without limitation, any local or foreign counsel) and the allocated costs of Pledgee's internal counsel and the fees and expenses of any experts and agents which Pledgee may incur in connection with (i) the collection of the Secured Obligations, (ii) the enforcement and administration of this Pledge Agreement, (iii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iv) the exercise or enforcement of any of the rights of Pledgee or (v) the failure by the Pledgors to perform or observe any of the provisions hereof. All amounts payable by the Pledgors under this Section 11 shall be due upon immediate demand, shall bear interest from the date advanced to the date of repayment thereof at a rate of 2% in excess of the highest rate payable under the Notes ("Default Rate"), and shall be part of the Secured Obligations. The Pledgors' obligations under this Section 11 shall survive the termination of this Agreement and the discharge of the Pledgors' other obligations hereunder.

                  In addition to any of the other rights and remedies hereunder, Pledgee shall have the right to institute a proceeding seeking specific performance in connection with any of the agreements or obligations hereunder.

                  Section 12.  NO WAIVER; CUMULATIVE REMEDIES.

                  12.1 No failure on the part of the Pledgee to exercise, no course of dealing with respect to, and no delay on the part of the Pledgee in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any other remedies provided by law.

                  12.2 In the event Pledgee shall have instituted any proceeding to enforce any right, power or remedy under this Pledge Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to Pledgee, then and in every such case, each of the Pledgors and the Pledgee shall be restored to their respective former positions and rights hereunder with respect to the Pledged Collateral, and all rights, remedies and power of Pledgee shall continue as if no such proceeding had been instituted.

                  Section 13. NO RELEASE. Nothing set forth in this Pledge Agreement shall relieve the Pledgors from the performance of any term, covenant, condition or agreement on Pledgors' part to be performed or observed under or in respect of any of the Pledged Collateral or from any liability to any Person under or in respect of any of the Pledged Collateral or shall impose any obligation on Pledgee to perform or observe any such term, covenant, condition or agreement on Pledgors' part to be so performed or observed shall impose any liability on Pledgee for any act or omission on the part of either Pledgor relating thereto or for any breach of any representation or warranty on the part of either Pledgor contained in this Pledge Agreement, or under or in respect of the Pledged Collateral or made in connection herewith or therewith.

                  Section 14. SUPPLEMENTS, FURTHER ASSURANCES. Each Pledgor agrees that at any time and from time to time (including, without limitation, in connection with (i) any amendment, amendment and restatement, supplement or modification of the Indenture or (ii) any acquisition by such Pledgor of Additional Shares), at the sole cost and expenses of each such Pledgor, each such Pledgor shall promptly execute and deliver all further instruments and documents, including, without limitation, supplemental or additional pledge agreements, and take all further actions that may be necessary or required by any and all existing and future laws or that Pledgee may from time to time reasonably request, in order to protect the validity and priority of the Pledge granted or purported to be granted hereby or to enable Pledgee to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

                  Section 15. NOTICES. Unless otherwise provided herein any notice or other communication herein required or permitted to be given shall be given in the manner and at the address set forth in the Indenture, or as to any party at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this
Section 15. All such notices and other communications shall be deemed to have been given when delivered in person, or received by telecopy or telex; or one
(1) Business Day after delivery to the office of such overnight courier service; or five (5) Business Days after deposit in the United States mail, registered or certified, with postage prepaid and properly addressed; PROVIDED, HOWEVER, that notice to Pledgee shall not be effective until received by Pledgee.

                  Section 16. CONTINUING SECURITY INTEREST; ASSIGNMENT. This Pledge Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) be binding upon each of the Pledgors, its successors and assigns, and (ii) inure, together with the rights and remedies of Pledgee hereunder, to the benefit of Pledgee and each of their respective successors, transferees and assigns; no other Persons (including, without limitation, any other creditor of each of such Pledgor) shall have any interest herein or any right or benefit with respect hereto.

                  Section 17. SEVERABILITY OF PROVISIONS. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  Section 18. PLEDGEE. Pledgee has been appointed as trustee hereunder pursuant to the Indenture and the Additional Lender Intercreditor Agreement, if any. The actions of Pledgee hereunder are subject to the provisions of the Indenture and/or the Additional Lender Intercreditor Agreement, if any. Pledgee shall have the right hereunder to make demands, to give notice, to exercise or refrain from exercising any rights, and to take or refrain from taking action

(including, without limitation the release or substitution of Pledged Collateral), in accordance with this Pledge Agreement, the Indenture and the Additional Lender Intercreditor Agreement, if any. Pledgee may resign its position as Trustee and a successor Pledgee may be appointed in the manner provided in the Indenture and the Additional Lender Intercreditor Agreement, if any. Upon the acceptance of any appointment as Pledgee by a successor Pledgee, that successor Pledgee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Pledgee under this Pledge Agreement, and the retiring Pledgee shall thereupon be discharged from its duties and obligations under this Pledge Agreement. After any retiring Pledgee's resignation, the provisions of this Pledge Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Pledge Agreement while it was Pledgee.

                  Section 19. PLEDGEE MAY PERFORM. If either Pledgor shall fail to do any act or things which it has covenanted to do hereunder, the Pledgee may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend its funds for such purpose. Any and all amounts so expended by the Pledgee shall be repayable to it by such Pledgor immediately upon the Pledgee's demand therefor, with interest at a per annum rate equal to the Default Rate. Each Pledgor'S obligations under this Section 19 shall survive the termination of this Pledge Agreement and the discharge of such Pledgor'S obligations under this Pledge Agreement.

                  Section 20. PLEDGEE APPOINTED ATTORNEY-IN-FACT. Each of the Pledgors hereby appoints the Pledgee its attorney-in-fact with an interest, with full power of substitution, for the purpose of taking such action and executing agreements, instruments and other documents, in the name of such Pledgor or otherwise as the Pledgee may deem necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an interest and is irrevocable. Pledgee will notify the Pledgors of such action and provide the Pledgors with copies of such documents prior to or substantially contemporaneously with the taking or filing thereof.

                  Section 21. TERMINATION. This Pledge Agreement and the Pledge created hereby shall automatically terminate when all Secured Obligations shall have been fully paid and satisfied in accordance with the provisions of the Indenture. At that time, the Pledgee shall (without recourse upon, or any warranty whatsoever by, Pledgee) deliver to the Pledgors all Pledged Collateral and related documents then in the custody or possession of the Pledgee, if any, all without recourse upon, or warranty whatsoever by the Pledgee and at the cost and expense of the Pledgors. The Pledgee, at the cost and expense of the Pledgors, shall do such further acts and things, and execute and deliver to the Pledgors such additional releases, assignments and instruments, as the Pledgors may reasonably require or reasonably deem advisable to carry into effect the purpose of this Section 21.

                  Section 22. LIMITATION ON INTEREST PAYABLE. It is the intention of the parties to conform strictly to the usury laws, whether state or federal, that are applicable to the transaction of which this Pledge Agreement is a part. All agreements between each Pledgor and Pledgee, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid by such Pledgor for the use, forbearance or detention of the money to be loaned or advanced under the Indenture or any related document, or for the payment or performance of any covenant or obligation contained herein or in the Indenture, exceed the maximum amount permissible under applicable usury laws. If under any circumstances whatsoever fulfillment of any such provision, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity. If under any circumstances either Pledgor shall have paid an amount deemed interest by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing in respect of the Secured Obligations and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and any other amounts due hereunder, the excess shall be refunded to such Pledgor by the holders of the Notes. All sums paid or agreed to be paid for the use, forbearance or detention of the principal under any extension of credit or advancement of funds by HSBC Bank USA (formerly known as Marine Midland Bank), as trustee, shall, to the extent permitted by applicable law, and to the extent necessary to preclude exceeding the limit of validity prescribed by law, be amortized, prorated, allocated and spread from the date of this Pledge Agreement until payment in full of the Secured Obligations so that the actual rate of interest on account of such principal amounts is uniform throughout the term hereof.

                  Section 23. HEADINGS. Section headings used in this Pledge Agreement are for convenience of reference only and shall not affect the construction of this Pledge Agreement.

                  Section 24. AMENDMENTS. No amendment, modification, supplement, termination or waiver of or to any provision of this Pledge Agreement, nor any consent to any departure by the Pledgors from any provision of this Pledge Agreement, shall be effective unless the same shall be in writing and signed by the Pledgee. Any amendment, modification or supplement of or to any provision of this Pledge Agreement, any waiver of any provision of this Pledge Agreement, and any consent to any departure by the Pledgors from the terms of any provision of this Pledge Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. No notice to or demand upon the Pledgors in any instance hereunder shall entitle the Pledgors to any other or further notice or demand in similar or other circumstance.

                  Section 25. INDEMNIFICATION. Each and every obligation of the Issuers to indemnify and hold harmless the Trustee in the Indenture contained in
Section 7.07 thereof is incorporated herein MUTATIS MUTANDIS as an obligation of the Pledgors hereunder to indemnify Pledgee, and HSBC Bank USA (formerly known as Marine Midland Bank), in its individual capacity, and the officers, directors, employees, agents and applicants thereof.

                  Section 26. GOVERNING LAW; CONSENT TO JURISDICTION. This Pledge Agreement shall be governed by and construed in accordance with the laws of the Netherlands Antilles. The competent courts of the Netherlands Antilles in Curacao shall have non-exclusive jurisdiction.

                  Section 27. EXECUTION IN COUNTERPARTS. This Pledge Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, the parties hereto executed or have caused this Pledge Agreement to be executed by their respective managing directors or officers thereunto duly authorized, as the case may be, as of the day and year first above written.

                                   STATIA TERMINALS ANTILLES N.V.,
                                       as Pledgor

                                   By: /S/ JAMES G. CAMERON
                                       ----------------------------------
                                       Title:  Managing Director

                                   By: /S/ JACK R. PINE
                                       ----------------------------------
                                       Title: Secretary


                                   STATIA TERMINALS DELAWARE,
                                       INC., as Pledgor

                                   By: /S/ JAMES G. CAMERON
                                       ----------------------------------
                                       Title: President


                                   HSBC  BANK  USA, in its capacity as
                                       Trustee, as Pledgee

                                   By: /S/ FRANK J. GODINO
                                       ----------------------------------
                                       Title: Vice President

                                                                 SCHEDULE 7.1(h)

         The articles of incorporation of Statia Terminals N.V. was amended by shareholders resolution dated April 27, 1999 and shareholders resolution dated June 2, 1999.

                                                                      SCHEDULE I

                                 SHARES PLEDGED

PLEDGED BY STATIA TERMINALS ANTILLES N.V.

                                    DESCRIPTION OF     SHARE NOS./                                         PERCENTAGE OF ALL ISSUED
ISSUER                                 SHARES        CERTIFICATE NOS.      PAR VALUE      NO. OF SHARES        CAPITAL OF ISSUER
------                              --------------   ----------------      ---------      -------------    ------------------------
Statia Terminals N.V.                Common           B1 to B19,395,001     US$ 1          19,395,001                90%
                                     B-shares

Saba Trust Company N.V.              Common Shares    1 to 12               US$ 1,000      12                       100%

Bicen Development Corporation N.V.   Common Shares    1 to 12               US$ 1,000      12                       100%

PLEDGED BY STATIA TERMINALS DELAWARE, INC.

                                    DESCRIPTION OF     SHARE NOS./                                         PERCENTAGE OF ALL ISSUED
ISSUER                                 SHARES        CERTIFICATE NOS.      PAR VALUE      NO. OF SHARES        CAPITAL OF ISSUER
------                              --------------   ----------------      ---------      -------------    ------------------------
Statia Terminals N.V.                Preferred        1 to 2,155,000        US$ 1          2,155,000                10%
                                     D-Shares

                                                                     SCHEDULE II

                              STATIA TERMINALS N.V.

                                 ACKNOWLEDGMENT

                  Statia Terminals N.V. (the "Company"), hereby represented by (two of) its managing director(s), accepts notice of and acknowledges the pledge created by the attached share pledge agreement among Statia Terminals Antilles N.V. and Statia Terminals Delaware, Inc. (collectively, the "Pledgors") and HSBC Bank USA (formerly known as Marine Midland Bank), as Trustee (the "Pledgee") (the "Share Pledge Agreement"), agrees to and acknowledges the contents of the Share Pledge Agreement, undertakes to register the pledge of Shares in the shareholder register of the Company, including the transfer of voting rights to the Pledgee in accordance with Section 5 and to maintain such registration until the Pledgee has instructed in writing otherwise, and undertakes to Pledgee during the existence of the pledge created thereby to comply with the provisions of the Share Pledge Agreement so long as the pledge is in effect.

Dated:

STATIA TERMINALS N.V.


--------------------------------             ----------------------------------
By:                                          By:
Managing Director                            Managing Director

                                                                     SCHEDULE II
                                                                          Page 2

                             SABA TRUST COMPANY N.V.

                                 ACKNOWLEDGMENT

                  SABA TRUST COMPANY N.V. (the "Company"), hereby represented by (two of) its managing director(s), accepts notice of and acknowledges the pledge created by the attached share pledge agreement among Statia Terminals Antilles N.V. and Statia Terminals Delaware, Inc. (collectively, the "Pledgors") and HSBC Bank USA (formerly known as Marine Midland Bank), as Trustee (the "Pledgee") (the "Share Pledge Agreement"), agrees to and acknowledges the contents of the Share Pledge Agreement, undertakes to register the pledge of Shares in the shareholder register of the Company, including the transfer of voting rights to the Pledgee in accordance with Section 5 and to maintain such registration until the Pledgee has instructed in writing otherwise, and undertakes to Pledgee during the existence of the pledge created thereby to comply with the provisions of the Share Pledge Agreement so long as the pledge is in effect.

Dated:

SABA TRUST COMPANY N.V.


--------------------------------             ----------------------------------
By:                                          By:
Managing Director                            Managing Director

                                                                     SCHEDULE II
                                                                          Page 3

                            BICEN DEVELOPMENT COMPANY

                                 ACKNOWLEDGMENT

                  Bicen Development Company N.V. (the "Company"), hereby represented by (two of) its managing director(s), accepts notice of and acknowledges the pledge created by the attached share pledge agreement among Statia Terminals Antilles N.V. and Statia Terminals Delaware, Inc. (collectively, the "Pledgors") and HSBC Bank USA (formerly known as Marine Midland Bank), as Trustee (the "Pledgee") (the "Share Pledge Agreement"), agrees to and acknowledges the contents of the Share Pledge Agreement, undertakes to register the pledge of Shares in the shareholder register of the Company, including the transfer of voting rights to the Pledgee in accordance with
Section 5 and to maintain such registration until the Pledgee has instructed in writing otherwise, and undertakes to Pledgee during the existence of the pledge created thereby to comply with the provisions of the Share Pledge Agreement so long as the pledge is in effect.

Dated:

BICEN DEVELOPMENT COMPANY N.V.


--------------------------------             ----------------------------------
By:                                          By:
Managing Director                            Managing Director

                                                                    SCHEDULE III

                           [FORM OF PLEDGE AMENDMENT]

To:  the Pledgee

This is to inform you that we have acquired or obtained the following Additional Shares as defined in the Share Pledge Agreement dated as of June __, 1999, among Statia Terminals Antilles N.V., Statia Terminals Delaware, Inc. and yourselves:

                                 SHARES PLEDGED

----------------------------------------------------------------------------------------
         DESCRIPTION     SHARE NOS./                                   PERCENTAGE OF ALL
ISSUER    OF SHARES    CERTIFICATE NOS.    PAR VALUE   NO. OF SHARES   CAPITAL OF ISSUER
------   -----------   -----------------   ---------   -------------   -----------------





and that these Additional Shares are, and to the extent required, are hereby made, subject to the Pledge as defined in said Share Pledge Agreement. This Pledge Amendment forms an integral part of the Share Pledge Agreement.


                                         -----------------------------------
                                         [Name of Pledgor]

ACKNOWLEDGMENT

Statia Terminals N.V./Saba Trustcompany N.V./Bicen Development Corporation N.V. ([each)] the "Company")/[ ] (the "Issuer") hereby represented by [two of] its managing director[s], accepts notice of and acknowledges the pledge created by the attached Pledge Amendment among Statia Terminals Antilles N.V. and Statia Terminals Delaware, Inc. (collectively, the "Pledgors") and HSBC Bank USA (formerly known as Marine Midland Bank), as Trustee (the "Pledgee") pursuant to the Share Pledge Agreement (as defined therein), agrees to and acknowledges the contents of the Share Pledge Agreement (including the Pledge Amendment), undertakes to register the pledge of Additional Shares in the shareholder register of the Company/Issuer, including the transfer of voting rights to the Pledgee in accordance with Section 5 and to maintain such registration until the Pledgee has instructed in writing otherwise, and undertakes to Pledgee during the existence of the pledge created thereby to comply with the provisions of the Share Pledge Agreement so long as the pledge is in effect.

Dated:

TERMINALS/SABA/BICEN/ISSUER


--------------------------------             ----------------------------------
By:                                          By:
Managing Director                            Managing Director